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                                                                    EXHIBIT 10.1

             SUMMARY OF CONSULTING ARRANGEMENT WITH MICHAEL L. GLEIM

     On November 28, 2005, the Human Resources and Compensation Committee of the Board of Directors of The Bon-Ton Stores, Inc. (the "Company") approved an arrangement pursuant to which Michael L. Gleim, a member of the Board of Directors, will continue to serve as a consultant to the Board of Directors and senior management of the Company and as chair of the Company's retirement plan committee in consideration of an annual fee of $75,000, payable in monthly installments. The term of this consulting arrangement is January 1, 2006 through December 31, 2006.


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